Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Ford Motor Company Note-Backed Series
2003-6
*CUSIP:   21988G270    Class   A-1
          21988GCK0    Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 16, 2004.

INTEREST ACCOUNT
----------------

Balance as of    January 16, 2004.....                                   $0.00
     Scheduled Income received on securities.....                $1,000,013.50
     Unscheduled Income received on securities.....                      $0.00

LESS:
     Distribution to Class A-1 Holders.....                     -$1,000,000.00
     Distribution to Class A-2 Holders.....                             -$0.00
     Distribution to Depositor.....                                     -$0.00
     Distribution to Trustee.....                                      -$13.50
Balance as of    July 16, 2004.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    January 16, 2004.....                                   $0.00
     Scheduled principal payment received on securities.....             $0.00

LESS:
     Distribution to Holders.....                                       -$0.00
Balance as of    July 16, 2004.....                                      $0.00


              UNDERLYING SECURITIES HELD AS OF     July 16, 2004

          Principal
            Amount                         Title of Security
          ---------                        -----------------
         $26,846,000       Ford Motor Company 7.45% GlobLS due July 16, 2031
                           *CUSIP:  345370CA6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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